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SEPTEMBER 13, 2016 / 3:30PM, 6723.T - Renesas Electronics Corp to Acquire Intersil Corp Conference Call

CORPORATE PARTICIPANTS

Shannon Pleasant Intersil Corporation - VP of Corporate Communications

Necip Sayiner Intersil Corporation - President and CEO

Rick Crowley Intersil Corporation - CFO

CONFERENCE CALL PARTICIPANTS

Cody Acree Drexel Hamilton - Analyst

Craig Ellis B. Riley & Company - Analyst

Tore Svanberg Stifel Nicolaus - Analyst

John Pitzer Credit Suisse - Analyst

Ian Ing MKM Partners - Analyst

PRESENTATION

Operator

Welcome to the Intersil Corporation conference call.

(Operator Instructions)

As a reminder, this conference call is being recorded. I would now like to introduce your host for today’s conference, Ms. Shannon Pleasant, Vice President of Corporate Communications. Ma’am, you may begin.

Shannon Pleasant - Intersil Corporation - VP of Corporate Communications

Thank you and good morning. We’re excited to be talking with you about plans to become part of Renesas and build a global leader in embedded solutions. I’m here with Necip Sayiner, Intersil’s President and Chief Executive Officer; and Rick Crowley, Intersil’s Chief Financial Officer.

Intersil will file a proxy statement with the SEC in connection with the solicitation of proxies from Intersil’s stockholders related to the merger transaction. Stockholders are urged to read the proxy statement and any other relevant documents that Intersil files with the SEC when they become available. Proxy statements and any other documents filed by Intersil in connection with the proposed transaction will be available at the SEC’s website, www.sec.gov as well as on the Investor page of our website. This call is also being webcast and a replay will be available after the call at the same webpage.

Please note that the comments made during this conference call, including expected timing and completion of the proposed transaction; the financial impact and other anticipated benefits contain forward-looking statements subject to risks and uncertainties that could cause our actual results to vary. These and other risk factors are discussed in detail in our filings with the Securities and Exchange Commission.

Also, any non-GAAP financial measurements discussed today are not intended to replace the presentation of Intersil’s GAAP financial results. We are providing this information because it may enable investors to perform meaningful comparisons of operating results and more clearly highlights the results of core ongoing operations.

I will now turn the call over to Intersil’s President and CEO, Necip Sayiner.

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SEPTEMBER 13, 2016 / 3:30PM, 6723.T - Renesas Electronics Corp to Acquire Intersil Corp Conference Call

Necip Sayiner - Intersil Corporation - President and CEO

Thanks, Shannon, and hello, everyone. A little over three years ago, we set out to transform Intersil into a successful power management company with differentiated technology, increasing share in key product segments and growth prospects that would outpace the industry.

We believe executing to our strategy would create a highly profitable business with a compelling value proposition for our customers as well as our shareholders. Yesterday’s announcement of Renesas acquisition of Intersil and their intention to build upon Intersil’s success is a reflection of the quality of our strategy and the strength of our execution. I am very proud of our team and all that we have accomplished to bring us to that point.

First, let me provide a little background on how we got here today. We were not pursuing a sale when we were approached by Renesas earlier this year. However, as a discussion evolved, the strategic and financial merits of the combination became increasingly apparent.

Our Board of Directors conducted a comparative process to ensure the best possible outcome for our shareholders. Renesas’ all cash consideration represents an enterprise value of approximately 5.7 times Intersil’s trailing 12-month revenue and 24 times trailing 12-month non-GAAP EBITDA.

The Board of Directors also recognized the significant strategic rationale for the combination of the two companies. Renesas is a multi-billion dollar market leader in embedded market controllers and associated with a very strong position and heritage in the automotive market. With virtually no product overlap, our two portfolios are highly complementary, pairing processing with power management and precision analog to deliver complete systems solutions and long-term integration opportunities.

In the automotive market, it was clear that the future of our [PWM] and power products would be even brighter under the umbrella of an automotive powerhouse like Renesas, where, again, the complementary nature of our products would provide for immediate cross-selling opportunities.

In addition to automotive, the growth engines we have created in the past few years in the consumer and infrastructure markets will continue to prosper under the Renesas umbrella. Our exciting prospects in the data center with traditional and hyper-scale customers represents a new opportunity for Renesas and will continue to get focus and investment as we begin the revenue ramp with these important customers.

Our industrial products, both analog and power, are also a key component of Renesas’ long-term market expansion plans, and will benefit from resource infusions over time. I view this combination as a win for our customers, who will have access to more capability and a broader support network to meet their needs. As I’ve said many times over the last few years, in a consolidating industry, it was unlikely that Intersil would continue to exist in its current form. As part of a $7 billion global semiconductor franchise, focused on long-term revenue synergies, Intersil will be able to build on our product and technology sense, gain the scale needed to become more important to our customers, and leverage the portfolio depth to become even more competitive against large, well-established competitors.

I’ll turn the call over to Rick to go through the specifics on the anticipated timeline and then we will take your questions.

Rick Crowley - Intersil Corporation - CFO

Thank you, Necip. Renesas has agreed to acquire all outstanding Intersil’s shares at a consideration of $22.50, a premium of 44% to Intersil’s unaffected closing share price on August 19. Renesas will fund the acquisition with cash on hand. The transaction will be subject to antitrust and regulatory approval in a number of countries, with the US and China being the significant jurisdictions.

The transaction will also require approval by the Committee on Foreign Investment in the United States, commonly refer to as CFIUS. Based on projected timelines to complete regulatory approvals, we expect that the transaction will close in the first half of 2017. Under the terms of the acquisition agreement, Intersil will continue to pay a quarterly dividend of $0.12 per share until close.

Given the expected timeframe for closing, Intersil will be reporting quarterly results for the third fiscal quarter at the end of October but will no longer be providing forward guidance. The addition of Intersil’s complementary product lines to Renesas’ scale and extensive resources can accelerate the growth Intersil has already begun to demonstrate. This can provide substantial opportunities for our employees. Importantly, we believe the acquisition of Intersil by Renesas provides an excellent outcome for our shareholders.

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SEPTEMBER 13, 2016 / 3:30PM, 6723.T - Renesas Electronics Corp to Acquire Intersil Corp Conference Call

With that, we would now like to take your questions.

Shannon Pleasant - Intersil Corporation - VP of Corporate Communications

Operator please review the Q&A instructions with the call participants.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Cody Acree, Drexel Hamilton.

Cody Acree - Drexel Hamilton - Analyst

Thanks, guys, for taking my questions and congratulations on the transaction. Necip, maybe if you can just maybe talk about your choice of partners. Renesas has recently returned to growth but after several years of decline, they’ve struggled with their market share in microcontrollers of over a fairly extended period. So I guess how confident are you that they’re going to be able to continue or maybe to accelerate some of the progress that you [can place] in the last three years?

Necip Sayiner - Intersil Corporation - President and CEO

I think there are many parallels between the two organizations. Both have been going through significant transformations in the past few years. Renesas has been able to increase its profitability and shedding some non-profitable businesses over the last few years.

The next phase for Renesas included inorganic growth by complementing their MCU portfolio with power and analog portfolio. And that’s how, really, the discussions between the two Companies began. I feel that there is a very good, strategic fit between the two Companies, having complementary portfolios and offering a number of cross-selling opportunities, as well as integration opportunities down the road for our respective product roadmaps.

Cody Acree - Drexel Hamilton - Analyst

And Necip, just given the geographic separation and the definite distinction in the two separate business models, how much of the Intersil management team is going to be left in place? Do you have any color on what the structure of Renesas versus Intersil is going to look like over time?

Necip Sayiner - Intersil Corporation - President and CEO

Renesas wants to establish a, more of a global presence and I believe having access to senior management team was a key consideration for Renesas. The current plan is for a significant portion of the Intersil management team to remain with the combined Company and continue to contribute.

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SEPTEMBER 13, 2016 / 3:30PM, 6723.T - Renesas Electronics Corp to Acquire Intersil Corp Conference Call

Cody Acree - Drexel Hamilton - Analyst

Are you planning to stick around for any period of time?

Necip Sayiner - Intersil Corporation - President and CEO

Yes. The current plan for me is to stay and run a portion of the newly combined business that will include Intersil.

Cody Acree - Drexel Hamilton - Analyst

Great. Thank you, guys, and congratulations.

Necip Sayiner - Intersil Corporation - President and CEO

Thank you.

Operator

Thank you. Craig Ellis, B. Riley.

Craig Ellis - B. Riley & Company - Analyst

Thanks for taking the questions and congratulations not only on the transaction but on the tremendous progress in improving the business over the last three years, gentlemen. The first question is on an item in the press release. I think the press release cited that there would be $170 million in eventual synergies and I was hoping to get some color on that. How much of that is revenue? And how much of that is anticipated to be cost and over what time period?

Necip Sayiner - Intersil Corporation - President and CEO

A large majority will come from revenue synergies, and given the end markets, we are addressing with our respective portfolios, will be realized over a relatively long period of time to get to the peak. The cost reductions between cost of goods sold and OpEx synergies are estimated to be approximately $40 million, and will likely be realized in its entirety about a year after close.

Craig Ellis - B. Riley & Company - Analyst

And does that include or exclude some of the recent manufacturing cost savings that Intersil has announced?

Necip Sayiner - Intersil Corporation - President and CEO

That would be incremental to our current run rate both on cost of goods sold as well as OpEx.

Craig Ellis - B. Riley & Company - Analyst

Okay. And the follow-up question, just on the strategic rationale which seems logical and sound. Can you talk a little bit more about some of the other businesses? I don’t think I heard you mention the PC business and how does the combined entity look at that operation?

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SEPTEMBER 13, 2016 / 3:30PM, 6723.T - Renesas Electronics Corp to Acquire Intersil Corp Conference Call

Necip Sayiner - Intersil Corporation - President and CEO

Of course, we will have strategic discussions with Renesas on how to invest in long-term roadmaps. At this juncture, Renesas, is committed to continuing to invest in the areas that we have chosen to.

I would expect, over time, that there would be some additional resource infusions in some of the areas that we believe will generate those revenue synergies we talked about. But for the time being, we will continue to invest in businesses and the roadmaps as we have been and continue to generate growth on that basis.

Craig Ellis - B. Riley & Company - Analyst

Thanks, Necip, and good luck.

Necip Sayiner - Intersil Corporation - President and CEO

Thank you, Craig.

Operator

Thank you. Tore Svanberg, Stifel.

Tore Svanberg - Stifel Nicolaus - Analyst

Yes, thank you, and congratulations to the entire Intersil team.

My first question, Necip, is on how Intersil is going to fit within Renesas internally. My question is, is it going to be a division on its own within the Company or is it going to be part of another Renesas division?

Necip Sayiner - Intersil Corporation - President and CEO

Those discussions will be finalized as we conduct the integration planning with the Renesas management team over the next few months. The current vision is for Intersil is to combine with some of the other existing businesses inside Renesas and for a larger group where we can leverage the product portfolio depth more fully.

Tore Svanberg - Stifel Nicolaus - Analyst

Very good. And as you have discussions with Renesas about Intersil, any business units or technologies that the Company is not going to integrate?

Necip Sayiner - Intersil Corporation - President and CEO

No. We — there are no plans to divest or deemphasize at this juncture.

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SEPTEMBER 13, 2016 / 3:30PM, 6723.T - Renesas Electronics Corp to Acquire Intersil Corp Conference Call

Tore Svanberg - Stifel Nicolaus - Analyst

Okay. And one last question, and I don’t know if you can answer this or not, Necip, but as part of you moving over to Renesas, are you going to be running a larger division or are you still going to be very much associated with the Intersil product lines?

Necip Sayiner - Intersil Corporation - President and CEO

The current plan is for me to have additional scope inside Renesas.

Tore Svanberg - Stifel Nicolaus - Analyst

Sounds good. Congratulations again. Thank you.

Necip Sayiner - Intersil Corporation - President and CEO

Thank you.

Operator

Thank you. John Pitzer, Credit Suisse.

John Pitzer - Credit Suisse - Analyst

Yes, Necip, let me add congratulations both for this and the turnaround of the Company. I guess my question is and I apologize if I took a little bit late, can you handicap any of the regulatory hurdles relative to this deal? Is there any portion of your business that’s [military] that you feel the regulators would take a closer look at or how do we handicap that?

Necip Sayiner - Intersil Corporation - President and CEO

Of course, the transaction requires antitrust review in a number of jurisdictions, including the US and China, given our products are highly complementary and we don’t — we believe that the antitrust authorities will approve that position. On the other — military side of the question, our Board spent considerable time assessing the risks associated with approval of process from the US government given our military business.

And there are certain FOCI mitigation efforts that our government may require in order to grant this approval. And an agreement between the two Companies, we believe, include sufficient provisions to allow us to implement such remedies.

John Pitzer - Credit Suisse - Analyst

That’s helpful, Necip, and then the cost synergies are usually pretty tangible and they make sense. I’m just curious if you can start to talk a little bit about potential revenue synergies here between yourself and Renesas. I know it’s probably early but I’m assuming that was part of the rationale here. Maybe you can talk about some of the low hanging fruit if you see any?

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SEPTEMBER 13, 2016 / 3:30PM, 6723.T - Renesas Electronics Corp to Acquire Intersil Corp Conference Call

Necip Sayiner - Intersil Corporation - President and CEO

Sure. I think given that complementary nature of the portfolios, there will be some immediate cross-selling opportunities on a lot of platforms that we sell into today. There are MCUs and our goal would be to convert some of those sockets to Renesas offerings, offering kit solutions. Renesas also has a large customer list that we can penetrate with their help to offer our solutions.

So I think in the near term, there are a lot of cross-selling opportunities but beyond that, we see a lot of synergy with the technology that we have and the presence that Renesas has both in automotive as well as in Japan broadly. We can develop products that go side-by-side with their MCUs and SOCs in those end markets and geographies that are currently not available to Renesas but will be able to complement pretty readily with our capability.

John Pitzer - Credit Suisse - Analyst

Thank you.

Operator

Thank you.

(Operator Instructions)

Ian Ing, MKM Partners.

Ian Ing - MKM Partners - Analyst

Yes, thanks. I share in my congrats on creating some shareholder value in a relatively short time.

On the Renesas slides, they talk about some SG&A synergies, basically leveraging Intersil’s lead and efficient business processes. Could you talk about what Renesas liked when looking under the covers and is there some opportunities to improve across Renesas’ organic business?

Rick Crowley - Intersil Corporation - CFO

Yes, Ian, this is Rick. I believe that from our interactions so far that Renesas liked the efficiency that we had as relative to our SG&A as a percent of overall revenue. Some of the processes and the way we conduct some of our processes, I think appeared efficient to them and cost-effective.

Ian Ing - MKM Partners - Analyst

Okay. And moving on to wafer supply. You’re both relatively asset light; it looks like you’re going to have a lot of suppliers to choose from. Could you talk about any opportunities to supply, to consolidate the wafer suppliers and would you have to re-qualify products or just wait for new products to do some consolidation?

Necip Sayiner - Intersil Corporation - President and CEO

I think more the latter. Of course, they have a large manufacturing footprint and we would want to leverage that wherever there are some significant cost advantages to do so.

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SEPTEMBER 13, 2016 / 3:30PM, 6723.T - Renesas Electronics Corp to Acquire Intersil Corp Conference Call

We were able to look at the cost basis of our operations and compare with theirs to see — there will be some tangible opportunities to do so with time. But I think more of that will likely be towards new product development.

Ian Ing - MKM Partners - Analyst

Okay. And if I can fit one more in. I think for you, you’ve got this in Taiwan, the TCE TBT potential liability; does that just carry over into the new entity?

Necip Sayiner - Intersil Corporation - President and CEO

Yes. Yes. All our assets and liabilities move over.

Ian Ing - MKM Partners - Analyst

Okay. Thank you much.

Operator

Thank you. I’m showing no further questions at the time. I would like to turn the conference back over to Ms. Shannon Pleasant for any final remarks.

Shannon Pleasant - Intersil Corporation - VP of Corporate Communications

All right. Thank you, everyone, for your time and interest in Intersil over the years. This now concludes today’s call.

Operator

Ladies and gentlemen, thank you for participating in today’s conference. This does conclude today’s program. You may all disconnect. Everyone have a great day.

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Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Intersil and Renesas. Intersil intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with the proposed transaction with Renesas as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Intersil and will contain important information about the proposed transaction and related matters. INTERSIL’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Intersil with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Intersil will be able to obtain free copies of the proxy statement through Intersil’s website, www.intersil.com, or by contacting Intersil by mail at Attn: Corporate Secretary, 1001 Murphy Ranch Road, Milpitas, California 95035.

Participants in the Solicitation

Intersil, Renesas and their respective directors, executive officers and other members of management and certain of their respective employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Intersil’s directors and executive officers is included in Intersil’s Annual Report on Form 10-K for the fiscal year ended January 1, 2016 filed with the SEC on February 12, 2016, and the proxy statement filed with the SEC on March 4, 2016 for Intersil’s annual meeting of stockholders held on April 21, 2016. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above.

Safe Harbor for Forward-looking Statements

Throughout this document pertaining to the merger transaction between Intersil and Renesas, Intersil makes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on these statements. These forward- looking statements include statements that reflect the current expectations, estimates, beliefs, assumptions, and projections of Intersil’s senior management about future events with respect to Intersil’s business and its industry in general. Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Although Intersil believes the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of Intersil’s forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Intersil or its businesses or operations. Factors which could cause Intersil’s actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: the ability of the parties to consummate the merger transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the merger transaction, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Intersil’s stockholders; the possibility of litigation and other unknown liabilities; the parties’ ability to successfully integrate their operations, product lines, technology and employees and realize synergies and other benefits from the merger transaction; the potential impact of the announcement or consummation of the merger transaction on the parties’ relationships with customers, suppliers and other third parties; and other risks described in Intersil’s filings with the SEC. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Intersil’s most recent Annual Report on Form 10-K, and Intersil’s more recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov or on Intersil’s website at http://ir.intersil.com). Intersil can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, Intersil cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Intersil does not intend, and assumes no obligation, to update any forward-looking statements.